Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
DECEMBER 2, 2015
CHESAPEAKE ENERGY CORPORATION ANNOUNCES
PRIVATE EXCHANGE OFFERS FOR SENIOR NOTES
OKLAHOMA CITY, December 2, 2015 -- Chesapeake Energy Corporation (NYSE:CHK) today announced the commencement of private offers of up to $1.5 billion aggregate principal amount (the "Maximum Exchange Amount") of its new 8.00% Senior Secured Second Lien Notes due 2022 (the “Second Lien Notes”) in exchange for certain outstanding senior unsecured notes of the Company, upon the terms and subject to the conditions set forth in the Company’s confidential offering memorandum and related letter of transmittal, each dated December 2, 2015.
The following table sets forth each series of outstanding senior unsecured notes subject to the exchange offers (the “Existing Notes”) and indicates the acceptance priority level for such series and the applicable consideration offered for such series in the exchange offers for the Existing Notes (the “Exchange Offers”).

		Aggregate Principal Amount Outstanding (in millions)		Principal Amount of Second Lien Notes(1)
Title of Series	CUSIP Number/ISIN		Acceptance Priority Level(2)	Early Tender Exchange Consideration	Late Tender Exchange Consideration
6.25% euro-denominated senior notes due 2017	XS0273933902	$363.6(3)	1	$1,000.00	$950.00
6.5% senior notes due 2017	165167BS5	$660.4	2	$970.00	$920.00
7.25% senior notes due 2018	165167CC9	$668.6	3	$825.00	$775.00
Floating rate senior notes due 2019	165167CM7	$1,500.0	4	$600.00	$550.00
6.625% senior notes due 2020	165167CF2	$1,300.0	5	$610.00	$560.00
6.875% senior notes due 2020	165167BU0	$500.0	5	$608.75	$558.75
6.125% senior notes due 2021	165167CG0	$1,000.0	6	$577.50	$527.50
5.375% senior notes due 2021	165167CK1	$700.0	6	$570.00	$520.00
4.875% senior notes due 2022	165167CN5	$1,500.0	6	$565.00	$515.00
5.75% senior notes due 2023	165167CL9	$1,100.0	6	$567.50	$517.50

(1) For each $1,000 principal amount of Existing Notes.
(2) All Existing Notes that are tendered for exchange in an Exchange Offer on or before the Early Tender Date (as defined below) will have priority over Existing Notes that are tendered for exchange after the Early Tender Date, even if such Existing Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Existing Notes tendered on or before the Early Tender Date and even if we do not elect to have an Early Settlement Date.
(3) The principal amount shown is based on the exchange ratio of $1.0565 to €1.00 as of 5:00 p.m., New York City time, on November 30, 2015, as set forth by the Bloomberg EURUSD Spot Exchange Rate.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154

The Exchange Offers are being made only to Eligible Holders (as defined below). Eligible Holders must validly tender (and not withdraw) their Existing Notes at or prior to 5:00 p.m., New York City time, on December 15, 2015 (the “Early Tender Date”), in order to be eligible to receive the applicable “Early Tender Exchange Consideration” shown in the table above. Existing Notes tendered after the Early Tender Date but prior to the Expiration Date (as defined below) will be eligible to receive only the applicable “Late Tender Exchange Consideration” set out in such table.
The Exchange Offers will expire at 11:59 p.m., New York City time, on December 30, 2015 (the “Expiration Date”). The settlement date will occur promptly after the Expiration Date and is expected to occur on December 31, 2015 (the “Final Settlement Date”), subject to all conditions to the Exchange Offers having been satisfied or waived by the Company. The Company may elect, in its sole discretion, to settle the Exchange Offers for any or all series of Existing Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) at any time after the Early Tender Date and prior to the Expiration Date (the "Early Settlement Date"), subject to all conditions to the Exchange Offers having been satisfied or waived by the Company.
Eligible Holders of Existing Notes accepted for exchange in the Exchange Offers will also receive a cash payment equal to the accrued and unpaid interest on such Existing Notes from the applicable latest interest payment date to, but not including, the applicable settlement date. Interest on the Second Lien Notes will accrue from the date of first issuance of Second Lien Notes.
Tenders may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on December 15, 2015, but not thereafter unless required by law. The Company may, but is not obligated to, increase the Maximum Exchange Amount without extending the Early Tender Date or reinstating withdrawal rights.
In the event that the Exchange Offers are oversubscribed, the principal amounts of each series of Existing Notes that are accepted will be determined in accordance with the “Acceptance Priority Levels” set forth on the table above, with 1 being the highest Acceptance Priority Level and 6 being the lowest Acceptance Priority Level. Accordingly, all Existing Notes with an Acceptance Priority Level 1 will be accepted before any Existing Notes with an Acceptance Priority Level 2, and so on, until the Maximum Exchange Amount is allocated. Once all Existing Notes tendered in a certain Acceptance Priority Level have been accepted, Existing Notes from the next Acceptance Priority Level may be accepted. If the remaining portion of the Maximum Exchange Amount is adequate to exchange some but not all of the aggregate principal amount of Existing Notes tendered within the next Acceptance Priority Level, Existing Notes tendered for exchange in that Acceptance Priority Level will be accepted on a pro rata basis, based on the aggregate principal amount of Existing Notes tendered with respect to that Acceptance Priority Level (with multiple series at a particular Acceptance Priority Level being treated collectively), and no Existing Notes with a lower Acceptance Priority Level will be accepted for exchange.
Notwithstanding the foregoing, all Existing Notes that are tendered for exchange in an Exchange Offer on or before the Early Tender Date will have priority over Existing Notes that are tendered for exchange after the Early Tender Date, even if such Existing Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Existing Notes tendered on or before the Early Tender Date and even if the Company does not elect to have an Early Settlement Date. If the principal amount of Existing Notes validly tendered on or before the Early Tender Date constitutes a principal amount of Existing Notes that, if accepted by the Company, would result in the issuance of Second Lien Notes having an aggregate principal amount equal to or in excess of the Maximum Exchange Amount, the Company will not accept any Existing Notes tendered for exchange after the Early Tender Date, regardless of the Acceptance Priority Level of such Existing Notes, unless the Company increases the Maximum Exchange Amount.
The Second Lien Notes will be unconditionally guaranteed, jointly and severally, on a senior basis, by certain subsidiaries of the Company. The Second Lien Notes will be secured by second-priority liens on all of the Company’s and the guarantors’ assets that secure indebtedness, including under the Company’s existing credit facility (the “Credit Facility”), on a first-priority basis, subject to certain exceptions. Any Existing Notes that remain outstanding after the Exchange Offers will be effectively subordinated to the Second Lien Notes to the extent of the value of the collateral for the Second Lien Notes.

The Second Lien Notes will be denominated in U.S. dollars. An equivalent U.S. dollar principal amount of the euro-denominated Existing Notes, based on the Bloomberg EURUSD Spot Exchange Rate as of 5:00 p.m., New York City time, on December 11, 2015, will be used when determining the consideration to be received per $1,000 principal amount of such Existing Notes tendered.
The Exchange Offers are conditioned on the satisfaction or waiver of certain customary conditions, as described in the offering memorandum. The Exchange Offers are not conditioned upon any minimum amount of Existing Notes being tendered. The Company may terminate, withdraw, amend or extend any of the Exchange Offers.
The Exchange Offers will only be made, and the offering memorandum and other documents relating to the Exchange Offers will only be distributed to, holders who complete and return an eligibility form confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act (such persons, “Eligible Holders”). Holders who desire to obtain and complete an eligibility form should either visit the website for this purpose at http://www.gbsc-usa.com/eligibility/Chesapeake or call Global Bondholder Services Corporation, the Information Agent and Depositary for the Exchange Offers at (866) 470-4300 (toll-free) or (212) 430-3774 (collect for banks and brokers).
The Company is making the Exchange Offers only to Eligible Holders through, and pursuant to, the terms of the confidential offering memorandum and related letter of transmittal. The Company and its affiliates do not make any recommendation as to whether Eligible Holders should tender or refrain from tendering their Existing Notes. Eligible Holders must make their own decision as to whether to tender Existing Notes and, if so, the principal amount of the Existing Notes to tender. The Exchange Offers are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
The securities to be offered have not been registered under the Securities Act or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Chesapeake Energy Corporation
Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 12th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing and compression businesses.
This news release includes “forward-looking statements” that give the Company's current expectations or forecasts of future events, including the timing of the settlement and the size of the Exchange Offers. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties (including the satisfaction of conditions precedent to completing the Exchange Offers, the ability to consummate any or all of the Exchange Offers and those stated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the SEC), and actual results may differ from the expectation expressed. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information, except as required by applicable law.
SOURCE: Chesapeake Energy Corporation

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